Exhibit 99.1

FAX NEWS RELEASE
For further information:

The Manitowoc Company, Inc. P. O. Box 66 ◆ Manitowoc WI 54221-0066 Telephone: 920-684-4410 ◆ Telefax: 920-652-9775 Internet: http://www.manitowoc.com	Carl J. Laurino Senior Vice President & Chief Financial Officer Direct Dial: 920-652-1720 Email: claurino@manitowoc.com	Steven C. Khail Director of Investor Relations & Corporate Communications Direct Dial: 920-652-1713 Email: skhail@manitowoc.com

NEWS For Immediate Release

THE MANITOWOC COMPANY
UPDATES ITS 2006 FINANCIAL EXPECTATIONS
AND PROVIDES INITIAL 2007 FINANCIAL OUTLOOK

MANITOWOC, Wis. — November 28, 2006 — The Manitowoc Company, Inc. (NYSE:MTW) will update financial expectations for 2006 and provide a preliminary outlook for the company’s 2007 financial performance at an investor and analyst meeting to be held at the Millennium Hotel in New York, NY later today. For full-year 2006, the company affirms its prior earnings per share guidance of $2.70 to $2.75 excluding special items, ($2.53 to $2.58 on a GAAP basis). The company also expects capital expenditures will total $68.1 million; research and development costs will reach $33.6 million; international shipments will climb to $1.39 billion; and SG&A as a percent of sales will decline to 11.8%.

For the year 2007, the company anticipates a 20% revenue gain in its Crane segment, a mid-single digit revenue gain in Foodservice, and flat revenues in Marine. Operating earnings for Cranes are expected to rise to a low-teens level; Foodservice margins are anticipated to reach a mid-teens level; and Marine margins should span a mid- to high-single digit range.

Other 2007 financial expectations include an anticipated tax rate in the low 30% range; earnings per share of $3.75 to $4.00; and an EVA gain exceeding 50%.

Manitowoc’s investor and analyst meeting will be webcast beginning at 12 noon, Eastern time. All interested parties may listen to the live event via the Internet by going to the Investor Relations section of Manitowoc’s Web site at www.manitowoc.com and completing a brief registration form. A replay of the investor and analyst meeting will also be available at the same location on the company’s Web site shortly after the event’s conclusion.

About The Manitowoc Company

The Manitowoc Company, Inc. is one of the world’s largest providers of lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, and boom trucks. As a leading manufacturer of ice-cube machines, ice/beverage dis-pensers, and commercial refrigeration equipment, the company offers the broadest line of cold-focused equipment in the foodservice industry. In addition, the company is a leading provider of shipbuilding, ship repair, and conversion services for government, military, and commercial customers throughout the U.S. maritime industry.

Forward-looking Statements

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Potential factors could cause actual results to differ materially from those expressed or implied by such statements. These statements and potential factors include, but are not limited to, those relating to:

— anticipated changes in revenue, margins, and costs,

— new crane and foodservice product introductions,

— successful and timely completion of facility expansions,

— foreign currency fluctuations,

— increased raw material prices,

— the risks associated with growth,

— geographic factors and political and economic risks,

— actions of company competitors,

— changes in economic or industry conditions generally or in the markets served by our companies,

— anticipated refresh/renovation plans by national restaurant accounts,

— efficiencies and capacity utilization at our facilities,

— successful implementation of systems, including ERP,

— work stoppages and labor negotiations,

— government approval and funding of projects,

— the ability of our customers to receive financing, and

— the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures.

Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and its quarterly report on Form 10-Q for the period ended September 30, 2006.

For more information:
Carl J. Laurino
Senior Vice President
& Chief Financial Officer
920-652-1720

Steven C. Khail
Director of Investor Relations
& Corporate Communications
920-652-1713